EXHIBIT 10.1


                               PURCHASE AND SALE,

                     PLEDGE AND SECURITY AGREEMENT; RELEASE

     THIS PURCHASE AND SALE PLEDGE AND SECURITY AGREEMENT (this "Agreement") is made as of July 23, 1997, by Thomas Moore, an individual ("Pledgor"), in favor of SciClone Pharmaceuticals, Inc., a California corporation ("Pledgee").


                                    RECITALS

     WHEREAS, Pledgor has borrowed from Pledgee, and Pledgee has loaned to Pledgor, the principal sum of Two Million Eight Hundred Thousand Dollars ($2,800,000) pursuant to that certain $2,800,000 Promissory Note dated as of July 10, 1997, made by Pledgor in favor of Pledgee (the "Unsecured Note");

     WHEREAS, various disputes have arisen between the parties which the parties wish to resolve and to terminate any prior agreements relating to the subject matter hereof;

     WHEREAS, Pledgor has agreed to borrow from Pledgee, and Pledgee has agreed to loan to Pledgor, up to an additional Three Million One Hundred Forty-Four Thousand Dollars ($3,144,000) (the "Additional Loan Amount"), to be aggregated with the existing indebtedness (including accrued and unpaid interest) under the Unsecured Note (which shall be superseded and canceled upon the execution hereof) and evidenced by that certain $5,944,000 Secured Promissory Note dated of even date herewith and made by Pledgor in favor of Pledgee (the "Secured Note");

     WHEREAS, Pledgee, as a condition to issuing the Secured Note, is requiring Pledgor to pledge, as security for Pledgor's obligations under the Secured Note, One Million Eight Hundred Eighty-Two Thousand Five Hundred (1,882,500) shares of common stock of Pledgee (the "Pledged Shares");

     WHEREAS, Pledgor is willing to so pledge the Pledged Shares, and Pledgee is willing to issue the Secured Note, all according to the terms and subject to the conditions of this Agreement and the Secured Note.

     WHEREAS, the parties intend by execution hereof to resolve a variety of issues and claims including, in addition to securing the Secured Note, providing for the purchase and sale of stock on reasonable terms, and the consideration provided herein has been highly negotiated by the parties to ensure that appropriate benefit is accorded for the stock purchase and mutual release covenants.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Pledgee hereby agree as follows:

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     1. Pledge of Collateral; Payment of Loan Amounts.

         (a) Pledgor hereby pledges, assigns and delivers to Pledgee and grants to Pledgee a security interest in the Pledged Shares, together with any stock rights, rights to subscribe, dividends paid in cash or other property in connection with the complete or partial liquidation of Pledgee, stock dividends, dividends paid in stock, new securities or other property except cash dividends other than liquidating dividends to which the Pledgor is or may hereafter become entitled to receive on account of Pledgor's ownership of such shares (the "Pledged Collateral") as security for the prompt performance of all Pledgor's obligations under the Secured Note.

         (b) Pledgee hereby agrees as follows:

               i. Upon the execution and delivery of this Agreement by Pledgee and Pledgor, the execution and delivery by Pledgor of the Secured Note and the execution and delivery by the Pledgor and, where applicable, the Pledgee, of the letters of instruction attached hereto as Annex A, it will cancel and deliver to the Pledgor the Unsecured Promissory Note;

               ii. Upon receipt of letters of confirmation from Smith Barney and Goldman Sachs of receipt of letters of instruction sent to them by the Pledgor instructing them to deliver certain of the Shares held by them for the account of Pledgor to Pledgee upon receipt of funds from Pledgee, Pledgee will pay up to Five Hundred Sixty-Five Thousand Dollars ($565,000) of the Additional Loan Amount to Smith Barney and will pay up to Two Hundred Ninety Thousand Dollars ($290,000) of the Additional Loan Amount shall be paid to Goldman Sachs, as necessary to pay the total outstanding loan balance in margin accounts maintained at Smith Barney and Goldman Sachs on behalf of the Pledgor;

               iii. Upon receipt from Pledgor or his agents of stock certificates evidencing the Pledged Shares (other than those Pledged Shares held by Smith Barney and Goldman Sachs), and five (5) executed but undated stock assignments separate from certificate substantially in the form attached hereto as Exhibit 1, the Pledgee will pay the remainder of the Additional Loan Payment as follows:

                       a)  One  Hundred  Sixty   Thousand   Dollars   ($160,000)
representing satisfaction of outstanding indebtedness owed to the Pledgor by the Pledgee shall be retained by the Pledgee;]

                       b) The remainder of the Additional Loan Payment shall be paid to the Pledgor

         (c) In the event that Pledgor receives any of the property described in paragraph (a) of this Section 1 on account of Pledgor's ownership of the Pledged Collateral after the date hereof, Pledgor will immediately deliver such property to Pledgee in the manner set forth in paragraph (b) of this Section 1.

     2. Representations, Warranties and Covenants. Pledgor represents and warrants to, and covenants with, Pledgee during the term hereof that:

                                       2

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         (a) The Pledged  Collateral  is owned by Pledgor  free and clear of any security interests, liens, encumbrances, options or other restrictions other than those set forth in this Agreement and the Secured Note;

         (b) Pledgor has full power and authority to create a lien on the Pledged Collateral in favor of Pledgee and no disability or contractual obligation exists that would prohibit Pledgor from pledging the Pledged Collateral pursuant to this Agreement, and Pledgor will not assign, create or permit to exist any other claim to, lien or encumbrance upon, or security interest in any of the Pledged Collateral;

         (c) Pledgor shall, immediately upon Pledgee's request, execute and deliver such further instruments and documents, and take all such other actions, as Pledgee deems reasonably necessary or desirable to further evidence and perfect this pledge and grant of security; and

         (d) The Pledged Collateral is not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Pledgor knows of no reasonable grounds for the institution of any such proceedings.

     All the above representations and warranties shall survive the date of this Agreement.

     3. Conditions to Obligations of Pledgee. The obligation of the Pledgee to consummate the transactions contemplated herein is subject to the fulfillment of the following condition: the Board of Directors of the Pledgee shall have approved the consummation of the Transactions.

     4. Covenants of Pledgor. Pledgor hereby covenants and agrees that he will not enter into any additional margin, hedging or similar transaction including shares of Common Stock of the Pledgee for a period of ninety (90) days from the date hereof, other than the pledging of securities, if required, as additional collateral for principal outstanding on the date hereof owed to Wells Fargo Bank.

     5. Covenants of Pledgee. Pledgee hereby covenants and agrees that it will review written records submitted by the Pledgor of expenses incurred by the Pledgor on behalf of the Pledgee and that it will do so in an expeditious fashion and will repay all resonable and bona fide expenses as the Pledgor can reasonably documents based upon such records as the Pledgor submits.

     6. Right of Repurchase; Full or Partial Cancellation of Secured Note Upon Repurchase.

                                       3

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         (a) At any time after the date of this Agreement,  immediately prior to the consummation of any offering by Pledgee of shares of its Common Stock (whether in a registered public offering or in a private placement) (an "Offering"), the Pledgee shall have the right to repurchase up to that number of Pledged Shares (but in no event more than the number of Pledged Shares) as determined by a fraction, the numerator of which shall be equal to the amount of principal and accrued and unpaid interest due under the Secured Note as of the date of repurchase, and the denominator of which (the "Share Repurchase Price") shall be calculated pursuant to the following formula:

                               S = Z - .5D - .15Z

Where:

         S    =   the Share Repurchase Price;

         Z    =   the price per share at which  Common  Stock of the  Pledgee is sold in the Offering;

         D    =   the greater of (i) zero, or (ii) Z - $12.

         (b) Upon Pledgee's exercise of its right of repurchase under subsection
(a) hereof, and without any further action on the part of the parties hereto, there shall be a cancellation of all or a portion of the amount of principal and accrued and unpaid interest due under the Secured Note, in an amount equal to the number of shares of Pledged Stock repurchased pursuant to subsection (a) hereof (the "Repurchased Shares) multiplied by the Share Repurchase Price. Such amounts shall be applied first to accrued and unpaid interest under the Secured Note and then to principal. further, Pledgee shall be entitled to cancel a number of shares equal to the prorata portion of the expenses associated with the offering allocable to the Repurchased Shares divided by the Share Repurchase Price.

         (c) Pledgee may determine in its discretion the timing of and amount of any Offering.

         (d) If Pledgor repays the Secured Note in whole or in part, then upon each such repayment, Pledgee is authorized to deliver to itself for cancellation that number of Pledged Shares, determined as follows:

                              P = principal paid x .025

                                    where



                 P = the number of Pledged  Shares to be  cancelled by Pledgee

Upon any such repayment Pledgee shall release to Pledgor a number of Pledged Shares (the "Released Shares"), determined as follows:

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                Released Shares = Principal Paid x 1,882,500 - P
                                  --------------
                                  5,994,000
Where: P is determined as above
            Principal Paid = the amount of the principal on the Note repayed in such payment.


     7. Release.

         (a) In exchange for the benefits provided hereunder, Pledgor and Pledgee hereby release each other and their respective members, directors, officers, employees, agents, attorneys, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which either now has, or at any other time had, or shall or may have against the other based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever occurring or existing at any time to and including the date hereof, including, but not limited to, breach of contract, tort claims of any type or wrongful termination (the "Released Matters") with the exception of the following claims: those arising under this Agreement or referred to herein, including Section 5 hereof, and those relating to repayment of outstanding debts.

         (b) It is the intention of the parties in executing this Agreement, and in giving and receiving the consideration called for by this Agreement, that this Agreement shall be effective as a full and final accord and satisfaction and mutual general release of and from all of the Released Matters.

         (c) In furtherance of the intentions set forth herein, each of the parties hereto acknowledges that it is familiar with Section 1542 of the Civil Code of the State of California, which provides as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         (d) Each of the parties hereto waives and relinquishes any right or benefit which it has or may have under Section 1542 of the Civil Code of the State of California or any similar provision of the statutory or nonstatutory law of any other jurisdiction, to the full extent that it may lawfully waive all such rights and benefits pertaining to the subject matter of this Agreement. In connection with such waiver and relinquishment, each of the parties hereto acknowledges that it is aware that it or its attorneys or accountants may hereafter discover claims or facts in addition to or different from those which it now knows or believes to exist with respect to the subject matter of this Agreement or the other parties hereto, but that it is its intention hereby fully, finally and forever to settle and release all of the Released Matters which now exist, may exist or heretofore have existed between them, except as otherwise expressly provided. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete mutual general releases notwithstanding the discovery or existence of any such additional or different claims or facts.

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


     8. No Disparagement. Each party agrees not to make public disparaging remarks regarding the other.

     9. Authorization of Pledgee Action. Pledgor irrevocably authorizes and empowers Pledgee, at any time and from time to time, without notice and at Pledgor's expense, either in its own name or in Pledgor's name, to:

         (a) collect by legal proceedings or otherwise all dividends (except cash dividends other than liquidating dividends), interest, principal payments and other sums now or hereafter payable upon or on account of the Pledged Collateral;

         (b) demand, collect, and receive payment of any and all monies or proceeds represented by, or due with respect to, the Pledged Collateral;

         (c) enter into any extension, reorganization, deposit, merger, or consolidation agreement, or any agreement in any way relating to or affecting the Pledged Collateral, and in connection therewith Pledgee may deposit or surrender control of such Pledged Collateral thereunder, accept other property in exchange for such Pledged Collateral and do and perform such acts and things as it may deem proper, and any money or property received in exchange for such Pledged Collateral shall be applied to the indebtedness under the Secured Note or thereafter held by it Pledgee to the provisions hereof;

         (d) insure, possess and preserve the Pledged Collateral;

         (e) cause the Pledged Collateral to be transferred to its name or to the name of its nominee;

         (f) exercise as to such Pledged Collateral all the rights, powers, and remedies of an owner, except that so long as the indebtedness due under the Secured Note is not in default Pledgor shall retain all voting rights as to the Pledged Collateral.

         (g) deal in all respects with the Pledged Collateral as the holder thereof, and Pledgor irrevocably constitutes and appoints Pledgee as its attorney to do any and all things Pledgee deems necessary or desirable to effect this Agreement and the Secured Note and the enforcement of Pledgee's rights and remedies hereunder and thereunder.

     10. Expenses. All advances, charges costs and expenses, including reasonable attorneys' fees, incurred or paid by Pledgee in exercising any right, power or remedy conferred by this agreement, or in the enforcement thereof, shall become a part of the indebtedness due under the Secured Note and secured hereunder and shall be paid to Pledgee by the Pledgor immediately and without demand.

     11. Default. At the option of Pledgee and without necessity of demand or notice, all or any part of the indebtedness due under the Secured Note shall immediately become due and payable irrespective of any agreed maturity, upon the happening of any of the following events:

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         (a) failure to keep or perform any of the terms or  provisions  of this
Agreement not cured within ten (10) days of written notice of such failure ;

         (b) default in the payment of principal or interest under the Secured Note when due if not cured within ten (10) days of notice of such default;

         (c) the levy of any attachment, execution or other process against the Pledged Collateral; or

         (d) the insolvency, commission of an act of bankruptcy, general assignment for the benefit of creditors, filing of any petition in bankruptcy or for relief under the provisions of Title 11, United States Code, Bankruptcy, of, by or against Pledgor.

     12. Foreclosure. In the event Pledgee forecloses hereunder, Pledgee shall be entitled to the economic benefits of Section 6 if and to the extent the fair market value of stock at the time is above $3.16.

     13. Proceeds of Foreclosure. The proceeds of the sale of any of the Pledged Collateral and all sums received or collected by Pledgee from or on account of the Pledged Collateral shall first be applied by Pledgee to the payment of expenses incurred or paid by Pledgee in connection with any sale, transfer or delivery of the Pledged Collateral and to the payment of any other costs, charges, attorneys' fees or expenses mentioned herein, and then to the payment of the indebtedness under the Secured Note or any part hereof. Thereafter, Pledgee shall pay any remaining balance to the Pledgor.

     14. No Presentment, No Demands, etc. Pledgee shall be under no duty or obligation whatsoever to make or give any presentations, demands for performance, notices of non-performance, protests, notices of protest or notices of dishonor in connection with the Secured Note or any other obligations or evidences of indebtedness held by Pledgee as collateral, or in connection with the Secured Note or any other any other obligations or evidences of indebtedness which constitute in whole or in part the indebtedness secured hereunder.

     15. Rights and Remedies Not Exclusive. The rights, powers and remedies given to Pledgee by this Agreement shall be in addition to all rights, powers and remedies given to Pledgee by virtue of any statute or rule of law. Pledgee may exercise its Pledgee's lien or right of set off with respect to the indebtedness due under the Secured Note in the same manner as if the indebtedness due under the Secured Note were unsecured. Any forbearance or failure or delay by Pledgee in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of Pledgee shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Pledgee.

     16. Release of Pledged Collateral. The pledge of and grant of a security interest in the Pledged Collateral pursuant to this Agreement shall be of no further force or effect and subject to Section 6 any remaining portion of the Pledged Collateral shall be returned to Pledgor upon the payment in full of the Secured Note to Pledgee; provided, however, that this Agreement shall be reinstated if any payment must be returned by Pledgee for any reason, including, but not limited to, upon or after the insolvency, bankruptcy or reorganization of Pledgor.

     17. Notice. Unless otherwise set forth herein, all notices, demands, requests and other written communications hereunder shall be given to Pledgee and/or Pledgor by regular United States mail, postage prepaid and addressed as follows:

     If to Pledgee:                     SciClone Pharmaceuticals, Inc.
                                        901 Mariners Island Boulevard
                                        San Mateo, California  94404
                                        Telephone:  (415) 358-3456
                                        Attn:  Mark A. Culhane

     If to
     Pledgor:                           Thomas E. Moore
                                        26201 Dori Lane
                                        Los Altos Hills, California 94022
                                        Telephone:  (415) 949-3519

Any notice given in the manner aforesaid shall be deemed to have been served, and shall be effective for all purposes hereof, on the earlier of the third day following the day on which it is posted or the date of its receipt by the party to be notified and to prove the service of any such notice it shall be sufficient to prove that the same was properly address and posted as aforesaid or actually received by any party to whom such notice was delivered in person. Pledgor and Pledgee shall each have the right to change its address for the purpose of this Agreement by giving at least three (3) days' written notice of any such change to the other party hereto.

     18. Governing Law. This Agreement shall be governed by the laws of the State of California, without giving effect to conflicts of law principles.

     19. Waiver of Jury Trial. PLEDGOR AND PLEDGEE EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, SUIT OR PROCEEDINGS (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR (B) IN ANY WAY CONNECTED WITH OR RELATED TO OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE REIMBURSEMENT AGREEMENT, OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. PLEDGOR AND PLEDGEE HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, SUIT OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL, WITHOUT A JURY, AND THAT EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR COPY OF THIS AGREEMENT WITH ANY COURT AS

WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     20. Miscellaneous.

         (a) This Agreement may not be amended or modified except by a written instrument signed by Pledgee and Pledgor.

         (b) This Agreement constitutes the entire agreement between Pledgee and Pledgor with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, including, but not limited to, the Unsecured Note, that certain Agreement dated as of July 10, 1997 by and between the Seller and the Company, that certain Letter Agreement regarding Registration Rights Agreement dated as of July 10, 1997 by and between the Seller and the Company, all of which shall be terminated and be of no further force and effect upon the satisfaction of the obligations of the parties set forth in Section 1 of this Agreement.

         (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same document.

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


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                                  "PLEDGOR"


                                                  /s/ Thomas Moore
                                                  ------------------------------
                                                  Thomas Moore



                                                  "PLEDGEE"

                                                  SCICLONE PHARMACEUTICALS, INC.



                                                  /s/ Mark A. Culhane
                                                  ------------------------------
                                                  Mark A. Culhane
                                                  Chief Financial Officer



     The parties agree to review the terms above to ensure they are consistent and accurate and to promptly agree in good faith upon any changes necessary for accuracy or consistency.


                                 [INITIALED BY THOMAS MOORE AND MARK A. CULHANE]

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